Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated December 23, 2021, except as to Note 2, Summary of Significant Accounting Policies, sections Recent Accounting Pronouncements and Changes to Previously Issued Financial Statements, which is as of April 28, 2022, with respect to the consolidated financial statements of TradeStation Group, Inc., included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Miami, Florida

April 28, 2022